Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
January 26, 2011	CONTACT:	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Significantly Improved
Fourth Quarter and Full Year 2010 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter and year ended December 31, 2010. Net income available to common shareholders amounted to $4.89 million, or $0.27 per diluted common share for the quarter ended December 31, 2010. Net income available to common shareholders amounted to $21.85 million, or $1.23 per diluted common share for the twelve months ended December 31, 2010.

Commenting on fourth quarter and full year results for 2010, Chief Executive Officer John M. Mendez stated, “Given the difficult operating environment that persisted throughout 2010, we are pleased to report operating results, capital levels, and credit measures that continue to position our company among the leaders in the industry.  Credit management has indeed been a challenge for banks over the past three years as the economy struggled to recover from a very deep recession and significant devaluations in many segments of the real estate market.  We have weathered these conditions well and we look forward to a more hospitable environment in the coming quarters as we begin to see the modest economic expansion and recovery that is being forecast by many.”

Mendez continued by saying, “Despite high credit costs we achieved a strong performance for the year with a 0.97% return on average assets and a solidly profitable year with earnings of $21.85 million during the most challenging economic environment in decades.  With these results we finished the year with a solid and growing capital base, with non-performing assets at a very manageable 1.32% of total assets, and with a generous loan loss reserve of $26.48 million or 1.91% of loans.  While these results do not represent the high standard of performance that we expect of ourselves, they do represent a solid rebound performance in light of the economy.”

“Loan loss provisions appear to have leveled off and even retreated from 2009 levels.  Net charge-offs declined in the second and third quarters, and we would have seen a continuation of that trend in the fourth quarter except for the substantial resolution of a single large commercial credit which required a $1.6 million charge-off during the quarter.  With that charge-off we feel that we have quantified that loss and materially reduced the Bank’s exposure.”

Fourth Quarter 2010 Highlights –

•	The ratio of non-performing assets to total assets was 132 basis points and total loan delinquencies of 30 days or more, including non-accrual loans, as a percent of total loans were 2.62%.
•	Net interest margin for the fourth quarter remained strong at 3.78%.
•	Tangible book value per common share increased to $10.03, up $0.96, or 10.58%, from December 31, 2009.
•	The Company remains “well-capitalized” with a total risk-based capital ratio of 15.36%, Tier 1 risk-based capital ratio of 14.07%, and a Tier 1 leverage ratio of 9.44% at December 31, 2010.

Net Interest Income

Tax-equivalent net interest margin for the fourth quarter of 2010 was 3.78% compared to 3.92% from the comparable quarter of 2009.  Net interest income was $18.10 million for the fourth quarter of 2010, a decrease of $863 thousand, or 4.55%, from the fourth quarter of 2009.  Interest income was $24.98 million for the fourth quarter of 2010, a decrease of $2.78 million, or 10.01%.  The yield on loans decreased to 5.94% for the fourth quarter of 2010 from 6.24% in the same period of the prior year, while average loans decreased $4.32 million between the comparable periods to $1.40 billion. The Company continued to maintain a high level of liquidity with cash and cash equivalent balances of $112.19 million in the fourth quarter of 2010.

Fourth quarter 2010 interest expense was $6.88 million, a decrease of $1.91 million, or 21.77%, from the fourth quarter of 2009.  Fourth quarter 2010 deposit costs decreased $1.75 million compared to the fourth quarter of 2009, which was primarily due to a decrease in the average rate paid on interest-bearing deposits of 46 basis points to 1.22%.  Compared to the fourth quarter of 2009, interest costs on borrowings decreased $166 thousand to $2.47 million for the fourth quarter of 2010, while the average balance decreased $2.29 million from the comparable period due to the redemption of various wholesale borrowings and decreasing rates of interest.  The cost of interest-bearing liabilities decreased 40 basis points during the fourth quarter of 2010 compared to the fourth quarter of 2009.  Average interest-bearing liabilities decreased $26.91 million, or 1.50% for the fourth quarter of 2010 compared with the fourth quarter of 2009, which included a decrease of $7.73 million in Federal Home Loan Bank (“FHLB”) borrowings and other long-term debt.

Noninterest Income

During the fourth quarter of 2010, wealth management revenues decreased $37 thousand, or 3.49%, to $1.02 million from the fourth quarter of 2009.  The Wealth Management Division reported $859 million in assets under management at December 31, 2010.  Service charges on deposit accounts were $3.33 million for the fourth quarter of 2010, a decrease of $253 thousand, or 7.06%, from the fourth quarter of 2009.  Insurance commissions were $1.47 million for the fourth quarter of 2010, an increase of $9 thousand, or 0.61%, from the previous year.

Noninterest Expenses

Noninterest expenses for the fourth quarter of 2010 increased $2.22 million, or 12.57%, compared to the fourth quarter of 2009.  The increase was primarily due to salaries and employee benefits which increased $1.07 million, or 12.90%, in the fourth quarter of 2010 compared to the same period in the prior year.  The increase is attributed to increasing health care costs, new personnel in the insurance subsidiary, and the building of corporate resources in anticipation of future growth.  Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums decreased $747 thousand, or 50.68% in the fourth quarter of 2010, compared to the fourth quarter of 2009.  As of December 31, 2010, the Company recognized a goodwill impairment of $1.04 million at the insurance agency segment.  Other operating expenses were $5.95 million, an increase of $1.14 million, or 23.80%, from the fourth quarter of 2009 due to a significant increase in expenses associated with repossessed real estate.  The efficiency ratio for the fourth quarter of 2010 was 64.82% compared to 61.29% for the fourth quarter of 2009.

Credit Quality

The Company’s loan quality measures at December 31, 2010, continue to compare favorably to the industry.  Total loan delinquencies of 30 days or more, including non-accrual loans, as a percent of total loans were 2.62% at December 31, 2010.  This compares favorably to the most recent Federal Reserve report of the Company’s peer group of bank holding companies with total assets between $1 and $3 billion, which indicates peer total loan delinquencies of 4.65%.  The ratio of allowance for loan losses as a percent of loans held for investment was 1.91% at December 31, 2010, compared to 1.89% at September 30, 2010, and 1.79% at June 30, 2010.

Regarding asset quality, Mr. Mendez noted, “Despite the slight increase in non-performing loans and delinquencies, we remain very focused on the prudent management of our loan portfolio and are cautiously optimistic about the future.”

Total non-performing assets, which include unseasoned loan restructurings and other real estate owned, were 1.32% of total assets at December 31, 2010, and non-performing loans as a percentage of loans held for investment were 1.78%. These levels are much better by comparison than those in the Federal Reserve peer group, which were last reported as total non-performing assets to total assets of 3.47% and non-performing loans to total loans of 3.71%.  Included in non-performing assets are $5.33 million of unseasoned loan restructurings at December 31, 2010.

Balance Sheet

Consolidated assets were $2.24 billion at December 31, 2010.  At December 31, 2010, total stockholders’ equity was $269.88 million, resulting in a book value per common share outstanding of $15.11, compared to total stockholders’ equity of $252.27 million and a book value per common share of $14.20 at December 31, 2009.  During the fourth quarter of 2010, the Company paid a $0.10 per share dividend on common shares.  2010 marked the Company’s 25th consecutive year of paying cash dividends to shareholders.

The Company will host an investor and media teleconference and webcast on Thursday, January 27, 2011, at 11:00 a.m.  To access the teleconference, the toll-free number is (877) 407-8033.  Alternatively, individuals may listen to the live or archived webcast of the conference call.  To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section.  The Company’s press release and financial summary will be available in this section, as well.  Copies of the Company’s fourth quarter 2010 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail.  To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

Non-GAAP Presentations

The Company prepares its financial statements under accounting principles generally accepted in the United States, or “GAAP”. However, this press release also refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provide investors with important information regarding our operational performance. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core earnings is a non-GAAP financial measure that reflects net income excluding non-recurring income and expense items, taxes, loan loss provisions, losses on other real estate owned, as well as gains, losses, impairment losses on securities, and goodwill impairments from net income. These excluded items are difficult to predict and we believe that core earnings provide the Company and investors with a valuable tool to evaluate the Company’s financial results.

The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing core non-interest expense by the sum of net interest income on a tax equivalent basis and core non-interest income.  We believe that this measure provides investors with important information about our operating efficiency. Comparison of our adjusted efficiency ratio with those of other companies may not be possible because other companies may calculate the adjusted efficiency ratio differently.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.24 billion financial holding company and is the parent company of First Community Bank, N. A.  First Community Bank, N. A. operates through fifty-six locations in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee.  First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice.  The Company’s Wealth Management Division managed assets with a market value of $859 million at December 31, 2010.  The Company is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates ten offices.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”.  Additional investor information can be found on the Internet at www.fcbinc.com.

This news release may include forward-looking statements.  These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially.  These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended.  Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Condensed Consolidated Statements of Income

	Three Months Ended		Year Ended
(Unaudited)	December 31,		December 31,
(In Thousands, Except Share and Per Share Data)	2010	2009	2010	2009
Interest Income
Interest and fees on loans held for investment	$20,950	$22,085	$84,741	$82,704
Interest on securities — taxable	2,293	4,190	12,704	19,093
Interest on securities — nontaxable	1,672	1,445	5,943	5,972
Interest on federal funds sold and deposits	60	32	194	165
Total interest income	24,975	27,752	103,582	107,934
Interest Expense
Interest on deposits	4,407	6,155	19,887	27,796
Interest on borrowings	2,469	2,635	9,838	10,886
Total interest expense	6,876	8,790	29,725	38,682
Net interest income	18,099	18,962	73,857	69,252
Provision for loan losses	3,686	7,282	14,757	15,801
Net interest income after provision for loan losses	14,413	11,680	59,100	53,451
Noninterest Income
Wealth management income	1,022	1,059	3,828	4,147
Service charges on deposit accounts	3,332	3,585	13,128	13,892
Other service charges and fees	1,299	1,248	5,074	4,715
Insurance commissions	1,474	1,465	6,727	6,988
Net impairment losses recognized in earnings	-	(44,067)	(185)	(78,863)
Security gains (losses)	4,248	(14,603)	8,273	(11,673)
Acquisition gain	-	-	-	4,493
Other operating income	713	983	3,663	2,624
Total noninterest income (loss)	12,088	(50,330)	40,508	(53,677)
Noninterest Expense
Salaries and employee benefits	9,319	8,254	34,528	31,385
Occupancy expense of bank premises	1,586	1,687	6,438	5,889
Furniture and equipment expense	965	988	3,713	3,746
Amortization of intangible assets	263	277	1,032	1,028
FHLB debt prepayment fees	-	-	-	88
FDIC premiums and assessments	727	1,474	2,856	4,262
Merger-related expenses	-	146	-	1,726
Goodwill impairment	1,039	-	1,039	-
Other operating expense	5,945	4,802	20,337	18,500
Total noninterest expense	19,844	17,628	69,943	66,624
Income (loss) before income taxes	6,657	(56,278)	29,665	(66,850)
Income tax expense (benefit)	1,772	(21,537)	7,818	(28,154)
Net income (loss)	4,885	(34,741)	21,847	(38,696)
Dividends on preferred stock	-	-	-	2,160
Net income (loss) available to common shareholders	$4,885	$(34,741)	$21,847	$(40,856)
Per Share
Basic earnings (loss) per common share	$0.27	$(1.96)	$1.23	$(2.75)
Diluted earnings (loss) per common share	$0.27	$(1.96)	$1.23	$(2.75)
Weighted average shares outstanding:
Basic	17,845,857	17,687,413	17,802,009	14,868,547
Diluted	17,891,807	17,687,413	17,822,944	14,868,547
For the period:
Return on average assets	0.85%	-6.02%	0.97%	-1.83%
Return on average common equity	7.00%	-51.69%	8.11%	-16.73%
Cash dividends per common share	$0.10	$-	$0.40	$0.30

First Community Bancshares, Inc.
Condensed Quarterly Statements of Income (Loss)

	As of and for the Quarter Ended
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(In Thousands, Except Share and Per Share Data)	2010	2010	2010	2010	2009
Interest Income
Interest and fees on loans held for investment	$20,950	$21,440	$20,997	$21,354	$22,085
Interest on securities — taxable	2,293	2,895	3,730	3,786	4,190
Interest on securities — nontaxable	1,672	1,451	1,394	1,426	1,445
Interest on federal funds sold and deposits	60	54	34	46	32
Total interest income	24,975	25,840	26,155	26,612	27,752
Interest Expense
Interest on deposits	4,407	4,872	5,106	5,502	6,155
Interest on borrowings	2,469	2,371	2,507	2,491	2,635
Total interest expense	6,876	7,243	7,613	7,993	8,790
Net interest income	18,099	18,597	18,542	18,619	18,962
Provision for loan losses	3,686	3,810	3,596	3,665	7,282
Net interest income after provision
for loan losses	14,413	14,787	14,946	14,954	11,680
Noninterest Income
Wealth management income	1,022	909	1,012	885	1,059
Service charges on deposit accounts	3,332	3,457	3,347	2,992	3,585
Other service charges and fees	1,299	1,244	1,250	1,281	1,248
Insurance commissions	1,474	1,663	1,389	2,201	1,465
Net impairment losses recognized in earnings	-	-	(185)	-	(44,067)
Securities gains (losses)	4,248	2,574	1,201	250	(14,603)
Other operating income	713	1,091	890	969	983
Total noninterest income (loss)	12,088	10,938	8,904	8,578	(50,330)
Noninterest Expense
Salaries and employee benefits	9,319	8,753	8,487	7,969	8,254
Occupancy expense of bank premises	1,586	1,573	1,570	1,709	1,687
Furniture and equipment expense	965	926	918	904	988
Amortization of intangible assets	263	260	253	256	277
FDIC premiums and assessments	727	718	710	701	1,474
Merger-related expenses	-	-	-	-	146
Goodwill impairment	1,039	-	-	-	-
Other operating expense	5,945	5,199	4,660	4,533	4,802
Total noninterest expense	19,844	17,429	16,598	16,072	17,628
Income (loss) before income taxes	6,657	8,296	7,252	7,460	(56,278)
Income tax expense (benefit)	1,772	1,743	2,121	2,182	(21,537)
Net income (loss) available to
common shareholders	$4,885	$6,553	$5,131	$5,278	$(34,741)
Per Share
Basic earnings (loss) per common share	$0.27	$0.37	$0.29	$0.30	$(1.96)
Diluted earnings (loss) per common share	$0.27	$0.37	$0.29	$0.30	$(1.96)
Cash dividends per common share	$0.10	$0.10	$0.10	$0.10	$-
Weighted average shares outstanding:
Basic	17,845,857	17,808,348	17,787,325	17,765,556	17,687,413
Diluted	17,891,807	17,832,882	17,805,393	17,784,449	17,687,413

First Community Bancshares, Inc.
Reconciliation of GAAP Net Income to Core Earnings

	Three Months Ended		Year Ended
(Unaudited)	December 31,		December 31,
(In Thousands, Except Per Share Data)	2010	2009	2010	2009

Net income (loss), GAAP	$4,885	$(34,741)	$21,847	$(38,696)
Non-GAAP adjustments:
Security (gains) losses	(4,248)	14,603	(8,273)	11,673
Acquisition gain	-	-	-	(4,493)
Merger-related expenses	-	146	-	1,726
FHLB debt prepayment fees	-	-	-	88
Other-than-temporary security impairments	-	44,067	185	78,863
FDIC special assessments	-	-	-	988
Goodwill impairment	1,039	-	1,039	-
Other non-core items	1,381	118	4,115	1,676
Total adjustments to core earnings	(1,828)	58,934	(2,934)	90,521
Tax effect	(1,075)	22,100	(1,100)	33,896
Core earnings, non-GAAP	$4,132	$2,093	$20,013	$17,929

Core return on average assets	0.72%	0.36%	0.88%	0.80%
Core return on average equity	5.92%	3.11%	7.43%	7.34%
Core diluted earnings per share	$0.23	$0.12	$1.12	$1.21

Efficiency Ratio Calculation

	Three Months Ended		Year Ended
(Unaudited)	December 31,		December 31,
(In Thousands)	2010	2009	2010	2009

Noninterest expense, GAAP	$19,844	$17,628	$69,943	$66,624
Non-GAAP adjustments:
Merger-related expenses	-	(146)	-	(1,726)
FHLB debt prepayment fees	-	-	-	(88)
Goodwill impairment	(1,039)	-	(1,039)	-
Other non-core items	(1,381)	(458)	(4,115)	(3,004)
Adjusted noninterest expense	17,424	17,024	64,789	61,806

Net interest income, GAAP	18,099	18,962	73,857	69,252
Noninterest income (loss), GAAP	12,088	(50,330)	40,508	(53,677)
Non-GAAP adjustments:
Tax-equivalency adjustment	941	816	3,364	3,297
Security (gains) losses	(4,248)	14,603	(8,273)	11,673
Other-than-temporary security impairments	-	44,067	185	78,863
Other non-core items	-	(340)	-	(340)
Acquisition gain	-	-	-	(4,493)
Adjusted net interest and noninterest income	26,880	27,778	109,641	104,575

Efficiency Ratio	64.82%	61.29%	59.09%	59.10%

First Community Bancshares, Inc.
Quarterly Balance Sheets

	For the Quarter Ended
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars In Thousands)	2010	2010	2010	2010	2009

Cash and due from banks	$110,342	$130,401	$50,922	$74,962	$97,641
Interest-bearing deposits with banks	1,847	1,363	25,609	12,744	3,700
Securities available-for-sale	480,064	480,587	502,866	524,297	486,057
Securities held-to-maturity	4,637	5,931	6,468	7,155	7,454
Loans held for sale	4,694	3,386	2,141	1,494	11,576
Loans held for investment, net of unearned income	1,386,206	1,398,251	1,399,885	1,390,874	1,393,931
Less allowance for loan losses	26,482	26,420	25,011	24,508	24,277
Net loans	1,364,418	1,375,217	1,377,015	1,367,860	1,381,230
Premises and equipment	56,244	56,042	56,407	56,772	56,946
Other real estate owned	4,910	5,501	7,108	4,740	4,578
Interest receivable	7,675	7,899	7,859	8,630	8,610
Intangible assets	90,639	91,165	90,757	90,805	91,061
Other assets	123,462	143,319	121,835	130,974	136,006
Total Assets	$2,244,238	$2,297,425	$2,246,846	$2,278,939	$2,273,283
Deposits:
Demand	$205,151	$216,167	$205,731	$205,810	$208,244
Interest-bearing demand	262,420	270,927	244,889	246,513	231,907
Savings	426,547	425,661	404,820	427,883	381,381
Time	726,837	744,468	757,979	775,405	824,428
Total Deposits	1,620,955	1,657,223	1,613,419	1,655,611	1,645,960
Interest, taxes and other liabilities	21,318	21,377	21,865	21,912	22,498
Securities sold under agreements to repurchase	140,894	153,413	147,772	144,381	153,634
FHLB and other indebtedness	191,193	191,209	195,865	195,873	198,924
Total Liabilities	1,974,360	2,023,222	1,978,921	2,017,777	2,021,016

Common stock	18,083	18,083	18,083	18,083	18,083
Additional paid-in capital	189,239	189,811	190,259	190,650	190,967
Retained earnings	81,486	78,385	73,613	70,262	66,760
Treasury stock, at cost	(6,740)	(7,729)	(8,583)	(9,342)	(9,891)
Accumulated other comprehensive loss	(12,190)	(4,347)	(5,447)	(8,491)	(13,652)
Total Stockholders' Equity	269,878	274,203	267,925	261,162	252,267
Total Liabilities and
Stockholders' Equity	$2,244,238	$2,297,425	$2,246,846	$2,278,939	$2,273,283

Actual shares outstanding at period end	17,866,335	17,834,601	17,807,155	17,782,791	17,765,164
Book value per common share at period end	$15.11	$15.37	$15.05	$14.69	$14.20
Tangible book value per common share at period end (1)	$10.03	$10.26	$9.95	$9.58	$9.07

(1) Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by common shares outstanding.

First Community Bancshares, Inc.
Selected Credit Quality Information

	As of and for the Quarter Ended
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in Thousands)	2010	2010	2010	2010	2009
Summary of Loan Loss Experience
Allowance for loan losses:
Beginning balance	$26,420	$25,011	$24,508	$24,277	$19,710
Provision for loan losses	3,686	3,810	3,596	3,665	7,282
Charge-offs	(3,846)	(2,651)	(3,373)	(3,732)	(2,954)
Recoveries	222	250	280	298	239
Net charge-offs	(3,624)	(2,401)	(3,093)	(3,434)	(2,715)
Ending balance	$26,482	$26,420	$25,011	$24,508	$24,277

Summary of Asset Quality
Non-accrual loans	$19,414	$16,645	$17,668	$17,477	$17,527
Restructured loans	5,325	7,904	1,206	1,041	1,390
Loans 90 days or more past due and still accruing	-	-	-	-	-
Total non-performing loans	24,739	24,549	18,874	18,518	18,917

Other real estate owned	4,910	5,501	7,108	4,740	4,578
Total non-performing assets	$29,649	$30,050	$25,982	$23,258	$23,495

Restructured loans performing in accordance with terms	$3,911	$849	$1,557	$2,050	$2,062

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	1.78%	1.76%	1.35%	1.33%	1.36%
Non-performing assets as a percentage of total assets	1.32%	1.31%	1.16%	1.02%	1.03%
Annualized net charge-offs as a percentage of average loans held for investment	1.03%	0.68%	0.89%	1.00%	0.77%
Allowance for loan losses as a percentage of loans held for investment	1.91%	1.89%	1.79%	1.76%	1.74%
Ratio of allowance for loan losses to non-performing loans	1.07	1.08	1.33	1.32	1.28

First Community Bancshares, Inc.
Non-accrual Loan Detail

	As of December 31, 2010
			Non-accrual
(Unaudited)	Loans	Non-accrual	Loans to Loans
(Dollars in Thousands)	Outstanding	Loans	Outstanding
Commercial
Commercial & industrial	$101,769	$3,925	3.86%
Agriculture	1,342	-	0.00%
Total commercial	103,111	3,925	3.81%

Commercial real estate
Construction, land development & vacant land	113,632	1,025	0.90%
Non-owner occupied	193,869	1,677	0.87%
Owner occupied	152,607	2,993	1.96%
Farmland	36,954	-	0.00%
Total commercial real estate	497,062	5,695	1.15%

Consumer	63,475	99	0.16%

Residential real estate
Residential	543,114	6,364	1.17%
Multi-family	67,824	2,463	3.63%
Home equity lines	111,620	868	0.78%
Total residential	722,558	9,695	1.34%

Total loans	$1,386,206	$19,414	1.40%

First Community Bancshares, Inc.
Selected Financial Information

	As of and for the Quarter Ended
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in Thousands)	2010	2010	2010	2010	2009
Ratios
Return on average assets	0.85%	1.14%	0.91%	0.95%	-6.02%
Return on average common equity	7.00%	9.49%	7.73%	8.32%	-51.69%
Net interest margin	3.78%	3.87%	3.92%	4.02%	3.92%
Efficiency ratio for the quarter	64.82%	58.92%	58.26%	54.53%	61.29%
Efficiency ratio year-to-date	59.09%	57.23%	56.38%	54.53%	59.10%
Equity as a percent of total assets at end of period	12.03%	11.94%	11.92%	11.46%	11.10%
Average earning assets as a percentage of average total assets	87.69%	87.67%	87.53%	87.38%	87.46%
Average loans as a percentage of average deposits	85.54%	85.59%	85.19%	85.08%	85.13%

Average Balances
Investments	$498,090	$503,686	$505,808	$488,255	$549,385
Loans	1,402,178	1,404,746	1,397,528	1,395,669	1,406,497
Earning assets	1,996,106	1,990,953	1,976,118	1,960,511	2,001,576
Total assets	2,276,257	2,270,984	2,257,591	2,243,786	2,288,530
Deposits	1,639,154	1,641,339	1,640,432	1,640,424	1,652,082
Interest bearing deposits	1,427,746	1,433,770	1,433,039	1,441,359	1,452,369
Borrowings	344,704	342,497	340,001	340,720	346,990
Interest bearing liabilities	1,772,450	1,776,267	1,773,041	1,782,079	1,799,359
Equity	276,723	274,001	266,218	257,419	266,658
Tax-equivalent net interest income	19,040	19,416	19,333	19,432	19,778

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Three Months Ended December 31,
	2010			2009
			Yield/			Yield/
(Unaudited)	Average	Interest	Rate	Average	Interest	Rate
(Dollars in Thousands)	Balance	(1)	(1)	Balance	(1)	(1)
Earning assets
Loans held for investment (2)	$1,402,178	$20,992	5.94%	$1,406,497	$22,123	6.24%
Securities available-for-sale	493,018	4,751	3.82%	541,932	6,261	4.58%
Securities held-to-maturity	5,072	113	8.84%	7,453	152	8.09%
Interest-bearing deposits with banks	95,838	60	0.25%	45,694	32	0.28%
Total earning assets	1,996,106	25,916	5.15%	2,001,576	28,568	5.66%
Other assets	280,151			286,954
Total	$2,276,257			$2,288,530
Interest-bearing liabilities
Interest-bearing demand deposits	$266,938	$256	0.38%	$226,061	$173	0.30%
Savings deposits	426,030	468	0.44%	366,352	752	0.81%
Time deposits	734,778	3,683	1.99%	859,956	5,230	2.41%
Retail repurchase agreements	103,580	219	0.84%	98,141	319	1.29%
Wholesale repurchase agreements	50,000	469	3.72%	50,000	473	3.75%
FHLB borrowings & other long-term debt	191,124	1,781	3.70%	198,849	1,843	3.68%
Total interest-bearing liabilities	1,772,450	6,876	1.54%	1,799,359	8,790	1.94%
Noninterest-bearing demand deposits	211,408			199,713
Other liabilities	15,676			22,800
Stockholders' equity	276,723			266,658
Total	$2,276,257			$2,288,530
Net interest income, tax-equivalent		$19,040			$19,778
Net interest rate spread (3)			3.61%			3.72%
Net interest margin (4)			3.78%			3.92%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax-equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Year Ended December 31,
	2010			2009
			Yield/			Yield/
(Unaudited)	Average	Interest	Rate	Average	Interest	Rate
(Dollars in Thousands)	Balance	(1)	(1)	Balance	(1)	(1)
Earning assets
Loans held for investment (2)	$1,400,061	$84,906	6.06%	$1,333,112	$82,785	6.21%
Securities available-for-sale	492,703	21,313	4.33%	537,278	27,638	5.14%
Securities held-to-maturity	6,299	533	8.46%	7,828	643	8.21%
Interest-bearing deposits with banks	81,987	194	0.24%	62,242	165	0.27%
Total earning assets	1,981,050	106,946	5.40%	1,940,460	111,231	5.73%
Other assets	282,005			288,450
Total	$2,263,055			$2,228,910
Interest-bearing liabilities
Interest-bearing demand deposits	$252,471	$980	0.39%	$205,997	$443	0.22%
Savings deposits	421,184	2,751	0.65%	334,217	2,588	0.77%
Time deposits	760,286	16,156	2.12%	863,357	24,765	2.87%
Retail repurchase agreements	97,531	992	1.02%	101,775	1,375	1.35%
Wholesale repurchase agreements	50,000	1,872	3.74%	50,000	1,922	3.84%
FHLB borrowings & other long-term debt	194,461	6,974	3.59%	204,678	7,589	3.71%
Total interest-bearing liabilities	1,775,933	29,725	1.67%	1,760,024	38,682	2.20%
Noninterest-bearing demand deposits	206,396			199,917
Other liabilities	11,280			24,832
Stockholders' equity	269,446			244,137
Total	$2,263,055			$2,228,910
Net interest income, tax-equivalent		$77,221			$72,549
Net interest rate spread (3)			3.73%			3.53%
Net interest margin (4)			3.90%			3.74%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax-equivalent net interest income divided by average earning assets.